EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements of BioMarin Pharmaceutical Inc. (BioMarin) are presented to illustrate the effects of BioMarin’s acquisition of rights to the approved pharmaceutical product referred to as Kuvan® and the investigational medicinal product referred to as pegvaliase, and certain assets related thereto (collectively, the Merck PKU Business), from Ares Trading S.A. (Merck Serono), an indirectly wholly-owned affiliate of Merck KGaA, Darmstadt, Germany (collectively, Merck).  The unaudited pro forma condensed combined balance sheet at December 31, 2015 gives effect to BioMarin’s acquisition of the Merck PKU Business as if the acquisition had been consummated on that date. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 is presented as if the acquisition of the Merck PKU Business had been completed on January 1, 2015. The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting.

BioMarin’s historical financial information used in preparing the unaudited pro forma condensed combined financial statements was derived from its audited consolidated financial statements as of and for the year ended December 31, 2015 (as filed with BioMarin’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the SEC) on February 29, 2016). The historical financial information of the Merck PKU Business used in preparing the unaudited pro forma condensed combined financial statements was derived from the audited statement of assets acquired as of December 31, 2015 and the audited statement of revenues and direct expenses for the year ended December 31, 2015 filed as Exhibit 99.1 to BioMarin’s Current Report on Form 8-K/A to which these unaudited pro forma condensed combined financial statements are attached as Exhibit 99.2 (the Form 8-K/A). These unaudited pro forma condensed combined financial statements should be read in conjunction with the foregoing financial statements of BioMarin and the Merck PKU Business. Further, as described in the abbreviated financial statements of the Merck PKU Business attached as Exhibit 99.1 to the Form 8-K/A, those abbreviated financial statements are not intended to be a complete presentation of the financial position or results of operations of the Merck PKU Business.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, in accordance with Article 11 of Regulation S-X, and are not indicative of the results of operations that would have been realized had the acquisition actually been completed on the dates indicated, nor are they indicative of BioMarin’s future financial position or operating results, particularly since the pro forma financial information necessarily excludes various operating expenses that will be incurred by BioMarin to operate the Merck PKU Business and BioMarin’s expense structure and infrastructure related to the Merck PKU Business are significantly different than those previously maintained by Merck. The unaudited pro forma condensed combined financial statements reflect the preliminary purchase price allocation and adjustments to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and are based upon available information and certain assumptions that BioMarin believes are reasonable, and are described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The unaudited pro forma condensed combined statements of operations do not give effect to any cost savings or operating synergies expected to result from the acquisition or the costs to achieve such cost savings or operating synergies.

BIOMARIN PHARMACEUTICAL INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2015

(In thousands of U.S. dollars, except for per share data)

	Historical
	BioMarin	Merck PKU Business IFRS	Merck PKU Business US GAAP (1)	Pro Forma Adjustments (2)		Pro Forma Combined
REVENUES:
Net product revenues	$884,522	$80,826	$—	$(7,693)	(a)	$957,655
Collaborative agreement revenues	1,018	—	—	—		1,018
Royalty and license revenues	4,355	—	—	—		4,355
Total revenues	889,895	80,826	—	(7,693)		963,028
OPERATING EXPENSES:
Cost of sales	152,008	7,205	10,407	(7,693)	(a)	161,927
Research and development	634,806	8,219	—	—		643,025
Selling, general and administrative	402,271	6,858	—	—		409,129
Royalty expense	—	10,407	(10,407)	—		—
Intangible asset amortization and contingent consideration	(17,690)	6,405	—	20,401	(b)	9,116
Impairment of intangible asset	198,700	—	—	—		198,700
Gain on sale of intangible asset	(369,498)	—	—	—		(369,498)
Total operating expenses	1,000,597	39,094	—	12,708		1,052,399
INCOME (LOSS) FROM OPERATIONS	(110,702)	41,732		(20,401)		(89,371)
Equity in the loss of BioMarin/Genzyme LLC	(817)	—	—	—		(817)
Interest income	4,501	—	—	—		4,501
Interest expense	(38,244)	—	—	—		(38,244)
Debt conversion expense	(163)	—	—	—		(163)
Other expense	(9,299)	—	—	—		(9,299)
INCOME (LOSS) BEFORE INCOME TAXES	(154,724)	41,732	—	(20,401)		(133,393)
Provision for (benefit from) income taxes	17,075	—	—	(2,202)	(c)	14,873
NET INCOME (LOSS)	$(171,799)	$41,732	$—	$(18,199)		$(148,266)
NET LOSS PER SHARE, BASIC AND DILUTED	$(1.07)	$—	$—	$—		$(0.93)
Weighted average common shares outstanding, basic and diluted	160,025	—	—	—		160,025

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

(1)	See Note 1 for information regarding reclassifications to conform to BioMarin’s financial statement presentation.
(2)	See Note 3 for additional information on the components included under the heading “Pro forma adjustments and assumptions to unaudited pro forma condensed combined financial statements”.

BIOMARIN PHARMACEUTICAL INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

December 31, 2015

(In thousands of U.S. dollars, except per share amounts)

	Historical
	BioMarin	Merck PKU Business	Pro Forma Adjustments (2)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$397,040	$—	$—		$397,040
Short-term investments	195,579	—	—		195,579
Accounts receivable, net	164,959	—	—		164,959
Inventory	271,683	1,921	8,814	(d)	282,418
Other current assets	60,378	—	—		60,378
Total current assets	1,089,639	1,921	8,814		1,100,374
Noncurrent assets:
Long term investments	425,652	—	—		425,652
Property, plant and equipment, net	704,207	—	—		704,207
Intangible assets, net	683,996	24,540	485,481	(e)	1,194,017
Goodwill	197,039	23,601	161,870	(f)	382,510
Long-term deferred tax assets	220,191	—	—		220,191
Other assets	408,644	—	(371,756)	(g)	36,888
Total assets	$3,729,368	$50,062	$284,409		$4,063,839
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$392,511	$—	$—		$392,511
Short-term contingent acquisition payable	52,946	—	—		52,946
Total current liabilities	445,457	—	—		445,457
Noncurrent liabilities:
Long-term convertible debt	662,286	—	—		662,286
Long-term contingent acquisition consideration payable	32,663	—	149,000	(h)	181,663
Long-term deferred tax liabilities	143,527	—	185,471	(i)	328,998
Other long-term liabilities	44,588	—	—		44,588
Total liabilities	1,328,521	—	334,471		1,662,992
Stockholders' equity:
Common stock	162	—	—		162
Additional paid-in capital	3,414,837	—	—		3,414,837
Company common stock held by Nonqualified Deferred Compensation Plan	(13,616)	—	—		(13,616)
Accumulated other comprehensive income	21,033	—	—		21,033
Accumulated deficit	(1,021,569)	41,732	(41,732)		(1,021,569)
Total stockholders' equity	2,400,847	41,732	(41,732)		2,400,847
Total liabilities and stockholders' equity	$3,729,368	$41,732	$292,739		$4,063,839

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

(2)	See Note 3 for additional information on the components included under the heading “Pro forma adjustments and assumptions to unaudited pro forma condensed combined financial statements”.

BIOMARIN PHARMACEUTICAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In thousands, except for per share data or as disclosed)

1. Description of the transactions and basis of presentation

Description of the Transaction

On October 1, 2015, BioMarin Pharmaceutical Inc. (BioMarin) entered into a Termination and Transition Agreement with Ares Trading S.A. (Merck Serono), an indirectly wholly-owned affiliate of Merck KGaA, Darmstadt, Germany (collectively, Merck), as amended and restated on December 23, 2015 (the A&R Kuvan Agreement), to terminate the Development, License and Commercialization Agreement, dated May 13, 2005, as amended (the License Agreement), between BioMarin and Merck Serono, including the license granted in the License Agreement from BioMarin to Merck Serono related to the approved pharmaceutical product referred to as Kuvan. Also on October 1, 2015, BioMarin and Merck Serono entered into a Termination Agreement (the Pegvaliase Agreement) to terminate the license granted in the License Agreement from BioMarin to Merck Serono related to the investigational medicinal product referred to as pegvaliase. On January 1, 2016, pursuant to the A&R Kuvan Agreement and the Pegvaliase Agreement, BioMarin completed the acquisition from Merck Serono and its affiliates of certain rights and other assets, in each case with respect to Kuvan and pegvaliase (the Merck PKU Business).

Pursuant to the A&R Kuvan Agreement, BioMarin paid Merck Serono $371.8 million, in cash, and is obligated to pay Merck Serono up to a maximum of €60.0 million, in cash, if future sales milestones are met. Pursuant to the Pegvaliase Agreement, BioMarin is obligated to pay Merck Serono up to a maximum of €125.0 million, in cash, if future development milestones are met. Merck Serono will transfer certain inventory, regulatory materials and approvals, and intellectual property rights to BioMarin and perform certain transition services for BioMarin.

BioMarin and Merck Serono have no further rights or obligations under the License Agreement with respect to pegvaliase. The License Agreement will continue in effect in order to complete the transfer of certain assets related to Kuvan, the majority of which occurred in January 2016. Accordingly, BioMarin continues to rely on Merck Serono to provide critical transition services for the sales and distribution of Kuvan until marketing authorizations can be transferred in approximately 12 remaining countries, but in no event later than December 31, 2016.

Prior to the consummation of the transactions described above, BioMarin sold Kuvan to Merck Serono at a price near its manufacturing costs, and Merck Serono resold the product to end users outside the United States (U.S.), Canada and Japan. The royalty earned from Kuvan product sold by Merck Serono was included as a component of net product revenues in the period earned.

Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on BioMarin’s historical financial information and the historical financial information of the Merck PKU Business giving effect to the acquisition and related adjustments described in these notes. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 is presented as if the acquisition had been completed on January 1, 2015. The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting. The unaudited pro forma condensed combined financial statements reflect the preliminary purchase price allocation and adjustments to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results.

Certain note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the U.S. (U.S. GAAP) have been condensed or omitted as permitted by SEC rules and regulations.

The historical statement of assets acquired of the Merck PKU Business has been converted from Euros to U.S. dollars using the exchange rate of $1.09 to €1 on December 31, 2015. The historical Statement of revenues and direct expenses of the Merck PKU Business has been converted from Euros to U.S. dollars using a historical average exchange rate of $1.11 to €1 from January 1, 2015 to December 31, 2015.

The historical financial information of the Merck PKU Business was prepared under International Financial Reporting Standards, as issued by the International Accounting Standards Board (IFRS), and, therefore, to conform to BioMarin’s financial statement presentation, royalty expenses of $10.4 million was reclassified to cost of goods sold.

These unaudited pro forma condensed combined financial statements are not indicative of the results of operations

BIOMARIN PHARMACEUTICAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In thousands, except for per share data or as disclosed)

that would have been achieved had the acquisition actually been completed on the dates indicated, nor are they indicative of BioMarin’s future financial position or operating results, particularly since the pro forma financial information necessarily excludes various operating expenses that will be incurred by BioMarin to operate the Merck PKU Business and BioMarin’s expense structure and infrastructure related to the Merck PKU Business are significantly different than those previously maintained by Merck.

2. Purchase accounting

The acquisition of the Merck PKU Business is accounted for as a business acquisition using the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations, whereby the assets acquired were recognized based on their estimated fair values on the acquisition date. Fair value measurements have been applied based on assumptions that market participants would use in the pricing of the asset.

The fair values of assets acquired included in the accompanying unaudited pro forma condensed combined financial statements are based on a preliminary evaluation of their fair value and may change when the final valuation of certain intangible assets is determined. Upon completion of purchase accounting, BioMarin may make additional adjustments, and the valuations for the assets acquired and could change from those used in the unaudited pro forma condensed combined financial statements.

The preliminary purchase price is calculated as follows:

Cash payments	$371,756
Estimated fair value of contingent acquisition consideration payable	149,000
Total consideration	$520,756

The table below presents a summary of the net assets acquired based upon a preliminary estimate of their respective fair values:

Kuvan intangible assets	$204,008
Pegvaliase in-process research and development	306,013
Inventory	10,735
Total identifiable assets acquired	520,756
Deferred tax liability	185,471
Net identifiable assets acquired	335,285
Goodwill	185,471
Net assets acquired	$520,756

The amount allocated to the Kuvan intangible assets is considered to be finite-lived and will be amortized on a straight-line basis over its estimated useful life through 2024.

The amount allocated to acquired pegvaliase in-process research and development (IPR&D) is considered to be indefinite-lived until the completion or abandonment of the associated research and development efforts. During the period the assets are considered indefinite-lived, they will not be amortized but will be tested for impairment on an annual basis and between annual tests if BioMarin becomes aware of any events occurring or changes in circumstances that would indicate the reduction in the fair value of the IPR&D assets below their respective carrying amounts. When development is complete, which generally occurs if and when regulatory approval to market a product is obtained, the associated assets would be deemed finite-lived and would then be amortized based on their respective estimated useful lives at that point.

BIOMARIN PHARMACEUTICAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In thousands, except for per share data or as disclosed)

3. Pro forma adjustments and assumptions to unaudited pro forma condensed combined financial statements

(a)

Reflects the elimination of revenues related to product supplied to Merck Serono, royalties earned on their net sales of Kuvan which are included in BioMarin’s historical net product sales and the related costs of sales recorded by Merck.

(b)	Reflects 12 months of amortization expense related to the acquired Kuvan intangible asset.

(c)

Reflects the estimated income tax impact of the historical net income reported by the Merck PKU Business, assuming the Irish statutory tax rate of 12.5% and the estimated income tax impact for the pro forma adjustment assuming a historical tax rate of 36.7% for the year ended December 31, 2015.

(d)	The preliminary purchase price allocation reflects the inventory step-up value on the acquired Kuvan inventory.

(e)

To record the preliminary estimated fair value of the net assets acquired, which primarily consist of Kuvan intangible assets and pegvaliase IPR&D. The amount allocated to Kuvan intangible assets is considered to be finite-lived and will be amortized on a straight-line basis over its estimated useful life through 2024. The pegvaliase IPR&D assets are considered to be indefinite-lived until the completion or abandonment of the associated research and development efforts.

(f)

Reflects the adjustment to historical Merck PKU Business goodwill required to properly state goodwill resulting from the difference between the preliminary estimate of the fair value of the assets acquired and the total estimated purchase price.

(g)	Reflects reduction of Other Assets due to the deposit on the acquisition of the Merck PKU Business totaling $371.8 million made in December 2015 assuming the acquisition occurred on January 1, 2015.

(h)

Pursuant to the A&R Kuvan Agreement, BioMarin is obligated to pay Merck Serono up to a maximum of €60.0 million, in cash, if future sales milestones are met. Pursuant to the Pegvaliase Agreement, BioMarin is obligated to pay Merck Serono up to a maximum of €125.0 million, in cash, if future pegvaliase development milestones are met. The preliminary estimated fair value of the contingent acquisition consideration payable to Merck Serono on the acquisition date was $149.0 million and was estimated by applying a probability-based income approach utilizing an appropriate discount rate. The pro forma adjustment reflects the estimated fair value of the contingent acquisition consideration payable to Merck Serono on the acquisition date and was included in Long-term Contingent Acquisition Consideration Payable.

BioMarin determines the fair value of the contingent acquisition consideration payable on the acquisition date using a probability-based income approach utilizing an appropriate discount rate. Each reporting period thereafter, BioMarin revalues these obligations and records increases or decreases in their fair value as adjustments to Intangible Asset Amortization and Contingent Consideration in its consolidated statements of operations. Changes in the fair value of the contingent acquisition consideration payable can result from adjustments to the estimated probability and assumed timing of achieving the underlying milestones, as well as from changes to the discount rates and periods.

(i)	Reflects the deferred tax liability which relates to the tax impact of future amortization or possible impairments associated with the identified intangible assets acquired.